EXHIBIT 11.1

Exhibit 11.1 - Computation of Earnings per Share


                                                                  March 31, 2005
        Basic:

        Net Income                                                    ($38,726)
                                                                      =========

        Average shares:
             Common shares issued                                    87,715,910
                                                                     ----------
             Average shares outstanding                              87,715,910
                                                                     ==========

        Net income per common share, basic                              ($0.00)
                                                                        =======


        Diluted:

        Net Income                                                    ($38,726)
                                                                      =========

        Average shares:
             Common shares issued                                    98,207,410
                                                                    -----------
             Average shares outstanding                              87,715,910
                                                                     ==========

        Net income per common share, basic                              ($0.00)
                                                                        =======